Exhibit 10.5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Fourth Amendment
To The
Licensing, Supply, Marketing, Distribution and Collaboration Agreement

This fourth amendment (the “Fourth Amendment”), effective as of the 1st day of August, 2013, amends the Licensing, Supply, Marketing, Distribution and Collaboration Agreement dated effective as of November 24, 2003 (“Agreement”), as amended by the First Amendment dated May 20, 2004, the Second Amendment dated June 30, 2004, and Third Amendment dated May 20, 2010 (the Agreement, as amended, being the “Amended Agreement”), by and between Upsher-Smith Laboratories, Inc. (“USL”), and Orion Corporation (“Orion”). Capitalized terms appearing in this Fourth Amendment not defined herein have the meaning given to them in the Amended Agreement.

BACKGROUND. USL and Orion desire to extend the term of the Amended Agreement for an additional five (5) years and to make certain other modifications to the Amended Agreement, all in accordance with and subject to the terms and conditions hereof. In light of the foregoing Background, and the mutual covenants hereinafter expressed, the parties have agreed to further amend the Amended Agreement as follows:

1.                                      The definition of “Term” in the Amended Agreement shall be deleted and replaced with the following new definition:

“Term” means the duration that this Agreement shall remain in effect, unless earlier terminated in accordance with its terms, The “Term” shall mean the time period beginning on the Date of Agreement and ending Ienuary 1, 2019. The Term shall automatically renew for successive five (5) year renewal terms, unless written notice of non-renewal is given by either party to the other at least twenty-four (24) mouths before the expiration of the then current term.

2.                                      All references in the Third Amendment to “Faring, Inc.” shall he deleted and replaced with “USL’s Canadian Distributor (“Canadian Distributer”)”.

3.                                      Section 6.9 of the Amended Agreement shall be amended by deleting the second sentence of Section 6.9, and replacing it with the following new second sentence and new second paragraph:

“Applicable Percentage” shall mean [***] for annual Net Sales in the United States up to [***], and [***] for annual Net Sales in the United States in excess of [***].

Notwithstanding Section 6.10.6, with respect to Product sold in Canada by USL’s Canadian Distributor, commencing on the date of First Commercial Sale in Canada by such Canadian Distributor, other than Ferring, Inc., and continuing for a period of eighteen (l8) months, USL agrees to pay Orion a Knew-How Royalty equal to [***] of Product Net Sales in Canada. Following this eighteen (18) month period, the Know-How Royalty for Product Net Sales in Canada will be [***].”

4.                                      No Other Changes. Except as expressly provided in this Fourth Amendment, the Amended Agreement shall remain unchanged and in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have each caused this Fourth Amendment to the Amended Agreement to be executed by their duly authorized officers as of the date first above written.

UPSHER-SMITH LABORATORIES, INC.		ORION CORPORATION

By:	/s/ Thomas W. Burke	By:	/s/ Markku Huhta-Kelviste

Name:	Thomas W. Burke	Name:	Markku Huhta-Kelviste

Title:	Chief Operating Officer	Title:	Senior Vice President